Exhibit 99.1

1-800-FLOWERS.COM, Inc. Announces New, Amended and Restated Bank Credit Facility Comprised of $200 Million Revolving Credit Line

  New Line Used To Pay Off Outstanding $18 Million Term Loan

CARLE PLACE, N.Y.--(BUSINESS WIRE)--April 11, 2013--1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), the world’s leading florist and gift shop, today announced that it has entered into a new, amended and restated credit agreement with a syndicate of banks and other financial institutions led by JPMorgan Chase Bank, N.A. The new credit facility is comprised entirely of a $200 million revolving line of credit that features a reduction in the interest rate the Company will pay on any borrowings to LIBOR plus a range of 150 to 225 basis points, based on the Company’s leverage ratio, down from an interest rate of LIBOR plus a range of 300 to 375 basis points under its previous credit agreement. All borrowings under the new credit facility are guaranteed by the material subsidiaries of the Company and secured by assets and stock of its subsidiaries.

Jim McCann, CEO, said, “This new credit facility, with its very advantageous borrowing costs, reflects the strength of our business model, including the growing cash flows that enabled us to pay off more than $100 million in debt over the past several years, despite the challenging economic environment. As we have stated in our recent press releases, we expect to finish our current fiscal year at the end of June with a positive cash position on our balance sheet and zero debt outstanding. The strength of our balance sheet, and the increased flexibility inherent in our new credit line, provides us with significant opportunities to grow our business going forward and continue to build value for our shareholders.”

About 1-800-FLOWERS.COM, Inc.

1-800-FLOWERS.COM, Inc. is the world’s leading florist and gift shop. For more than 30 years, 1-800-FLOWERS® (1-800-356-9377 or www.1800flowers.com) has been helping deliver smiles for our customers with gifts for every occasion, including fresh flowers and the finest selection of plants, gift baskets, gourmet foods, confections, candles, balloons and plush stuffed animals. As always, our 100% Smile Guarantee backs every gift. 1-800-FLOWERS.COM’s Mobile Flower & Gift Center was named winner of the Mobile Shopping Summit’s “Best Mobile Site of 2011.” 1-800-FLOWERS.COM was also rated number one vs. competitors for customer satisfaction by STELLAService and named by the E-Tailing Group as one of only nine online retailers out of 100 benchmarked to meet the criteria for Excellence in Online Customer Service. 1-800-FLOWERS.COM has been honored in Internet Retailer’s “Hot 100: America’s Best Retail Web Sites” for 2011. The Company’s BloomNet® international floral wire service (www.mybloomnet.net) provides a broad range of quality products and value-added services designed to help professional florists grow their businesses profitably. The 1-800-FLOWERS.COM “Gift Shop” also includes gourmet gifts such as popcorn and specialty treats from The Popcorn Factory® (1-800-541-2676 or www.thepopcornfactory.com); cookies and baked gifts from Cheryl’s® (1-800-443-8124 or www.cheryls.com); premium chocolates and confections from Fannie May® confections brands (www.fanniemay.com and www.harrylondon.com); gift baskets and towers from 1-800-Baskets.com® (www.1800baskets.com); delicious cut-fruit arrangements from FruitBouquets.com (www.fruitbouquets.com); wine gifts from Winetasting.com® (www.winetasting.com); ultra- premium meats from Stockyards.com (www.stockyards.com); as well as exquisite, customizable invitations and personal stationery from FineStationery.com (www.finestationery.com). The Company’s Celebrations® brand (www.celebrations.com) is a new premier online destination for fabulous party ideas and planning tips. 1-800-FLOWERS.COM, Inc. is involved in a broad range of corporate social responsibility initiatives including continuous expansion and enhancement of its environmentally-friendly “green” programs as well as various philanthropic and charitable efforts. Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS.

Special Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward- looking statements, including, among others: the Company’s ability to generate growing cash flows and to grow its business going forward. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether as a result of new information, future events or otherwise, made in this release or in any of its SEC filings except as may be otherwise stated by the Company. For a more detailed description of these and other risk factors, please refer to the Company’s SEC filings including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

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CONTACT:
1-800-FLOWERS.COM, Inc.
Investors:
Joseph D. Pititto, 516-237-6131
invest@1800flowers.com
or
Media:
Erin Surprenant, 516-237-4616
esurprenant@1800flowers.com